Exhibit 99.1

NeuroOne Medical Technologies Corporation Announces Fiscal Third Quarter 2019 Financial Results and Provides a Corporate Update

Minnetonka, MN – August 14, 2019 – NeuroOne Medical Technologies Corporation (OTCQB: NMTC), a medical device company focused on the development and commercialization of thin film electrode technology for recording brain activity, stimulation and ablation solutions for patients suffering from Epilepsy, Parkinson's Disease, and back pain, today announced its financial results for its fiscal third quarter ended June 30, 2019 and provided a corporate update.

“We are very pleased with the progress we have made this quarter,” stated Dave Rosa, president and CEO of NeuroOne. “As disclosed earlier this year, we submitted a premarket notification 510(k) through a third-party United States Food and Drug Administration (FDA) accredited reviewer for our cortical electrode technology. Following productive and positive interactions with the FDA, we withdrew our application based on the FDA’s request for additional sterilization data related to the cable assembly that could not be provided within the time period required by the FDA. Our work on gathering the new data has already begun, and we plan to submit the supplemental sterilization information in a subsequent 510(k) application as soon as the testing has been successfully completed.”

“I am pleased with the progress NeuroOne continues to make with bringing a revolutionary electrode technology to market that has the potential to fundamentally alter our understanding of the human brain and our ability to interact with it,” stated Kip Ludwig, Chair of NeuroOne’s Artificial Intelligence Advisory Board. “Although our delay with the FDA is disappointing, it doesn’t change the long-term prospects for the technology or the value it can add to treating brain related disorders and more.”

2019 Corporate Business Update and Recent Highlights

•	Regulatory Update

In early 2019, the Company submitted a 510(k) application through an accredited third-party reviewer. After consultation with the FDA regarding the Company’s 510(k) submission for its cortical electrode technology, the Company decided to withdraw the 510(k) application to address a request for additional sterilization data related to the cable assembly that could not be provided within the time period required by the FDA, and plans to submit the supplemental information in a subsequent 510(k) application once the Company successfully obtains the additional data. Rather than submit the 510(k) application through a third-party reviewer, the Company will submit the subsequent filing directly with the FDA, which the Company believes is the most efficient strategy moving forward.

•	Ablation Electrode Advancement

Successfully completed pre-clinical feasibility studies conducted at the Cleveland Clinic demonstrating the ability to both record and ablate brain tissue in one procedure using the Company’s depth electrode technology eliminating the need to perform two separate surgeries.

•	Minimally Invasive Cortical Electrode Placement Tool

Performed two successful cadaver studies at the University of Minnesota demonstrating feasibility of placing the Company’s cortical electrode through a small hole utilizing a specialized placement tool currently in development.

•	Infrastructure

Appointed Mr. Steve Mertens as Chief Technical Officer to lead Research and Development, Quality Control and Operations. Mr. Mertens, a seasoned executive, has held senior roles and successfully led teams in these areas at both early stage companies and established corporations.

•	Financing

Between December 28, 2018 and July 1, 2019, the Company raised gross proceeds of approximately $5.8 million in connection with a private placement of stock and warrants, with Paulson Investment Company serving as the lead placement agent.

•	Repayment of Loans

All remaining outstanding convertible notes of the Company were converted on February 28, 2019, and the Company repaid all outstanding unsecured loans during the fiscal third quarter of 2019.

Fiscal Third Quarter 2019 Results and Financial Highlights

•	Interest expense for the three months ended June 30, 2019 was zero compared with $0.3 million for the prior year period. The decrease period over period was due to no convertible notes being outstanding during the third quarter of 2019.

•	Cash, cash equivalents and short-term investments as of June 30, 2019 were $1.2 million.

•	Research and development expense for the three months ended June 30, 2019 were $0.4 million compared with $0.2 million for the prior year period. The increase in the current quarter over the comparable prior year period was attributed to an increase in supporting development activities, which primarily included salary-related expenses and other costs related to consulting services, materials and supplies.

•	General and administrative expense for the three months ended June 30, 2019 were $1.4 million compared with $0.9 million for the prior year period. The increase was primarily due to payroll costs associated with new employee hires related to the business development function and due to an increase in legal costs, accounting expenses and board of director fees partly related to increased public company related costs.

•	As of June 30, 2019, the Company had 13,417,765 shares of common stock outstanding.

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from Epilepsy, Parkinson’s Disease, Essential Tremors and other related neurological disorders that may improve patient outcomes and reduce procedural costs.

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Forward Looking Statement

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward-looking statement that reflects the Company’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements may include statements regarding the Company’s future 510(k) submission and other regulatory submissions, potential regulatory approval, commercialization of the technology, business strategy, market size, potential growth opportunities, plans for product applications and product development, the use of electrode technology in artificial intelligence and bioelectronics applications, capital requirements, clinical development activities, the timing and results of clinical trials, future operations, future efficiencies, and other financial and operating information. Although the Company believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including our ability to raise additional funds, uncertainties inherent in the development process of our technology, changes in regulatory requirements or decisions of regulatory authorities, the size and growth potential of the markets for our technology, our ability to serve those markets, the rate and degree of market acceptance of our products, clinical trial patient enrollment, the results of clinical trials, future competition, the actions of third-party clinical research organizations, suppliers and manufacturers, our ability to protect our intellectual property rights and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to revise or update any forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations Contact:

Dave Rosa

Chief Executive Officer

NeuroOne Medical Technologies Corporation

daver@neurooneinc.com

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NeuroOne Medical Technologies Corporation

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended		For the Nine months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Operating expenses:
General and administrative	$1,440,166	$946,685	$3,391,634	$2,477,979
Research and development	422,781	225,529	1,068,260	565,499
Total operating expenses	1,862,947	1,172,214	4,459,894	3,043,478
Loss from operations	(1,862,947)	(1,172,214)	(4,459,894)	(3,043,478)
Interest expense	—	(304,403)	(284,557)	(835,550)
Net change in fair value for the warrant liability and premium conversion derivatives	—	215,631	(129,763)	173,044
Loss on notes extinguishment	—	—	(553,447)	(537,134)
Net loss	$(1,862,947)	$(1,260,986)	$(5,427,661)	$(4,243,118)

Net loss per share:
Basic and diluted	$(0.14)	$(0.16)	$(0.48)	$(0.54)
Number of shares used in per share calculations:
Basic and diluted	13,203,227	7,967,741	11,308,206	7,899,243

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 NeuroOne Medical Technologies Corporation

Balance Sheet Data

	June 30, 2019	September 30, 2018
	(unaudited)
Cash and cash equivalents	$1,246,806	$13,260
Total current assets	1,298,686	18,638
Long term liabilities	—	817,155
Total liabilities	1,809,489	4,614,611
Accumulated deficit	(15,885,371)	(10,457,710)
Total stockholders’ deficit	(273,397)	(4,395,892)

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